SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 15, 2004

AmSouth Auto Receivables, LLC, Seller

AmSouth Auto Trust 2000-1, Issuer

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-38676	63-1254677
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

1900 Fifth Avenue North, AmSouth Center, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 326-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 1, 2000, AmSouth Auto Trust 2000-1 (the “Issuer”) and The Bank of New York Trust Company of Florida, National Association, as indenture trustee (the “Indenture Trustee”), entered into an Indenture pursuant to which the Issuer issued the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class B Asset Backed Notes and Class C Asset Backed Notes (collectively, the “Notes”). Under the Indenture, the Issuer granted a security interest in a majority of its property to the Indenture Trustee to secure its obligations under the Notes.

The Issuer is a party to the Sale and Servicing Agreement dated as of October 1, 2000 (the “Sale and Servicing Agreement”) between the Issuer, AmSouth Auto Receivables, LLC (the “Registrant”), AmSouth Bank, as servicer (in such capacity, the “Servicer”), and the Indenture Trustee. Under the Sale and Servicing Agreement, the Servicer may elect to purchase the Issuer’s property (other than certain accounts and funds or investments therein), including a pool of motor vehicle receivables, after the pool balance of the Issuer’s receivables decreases to 5% or less of the original pool balance (the “Optional Purchase”). The Servicer is the sole equity member of the Registrant, and the Registrant is the sole holder of the Issuer’s Certificates. The Servicer elected to exercise the Optional Purchase and purchased the pool of motor vehicle receivables and related property of the Issuer on September 15, 2004 for $48,175,646.95.

Upon exercise of the Optional Purchase and in accordance with the terms of the Indenture and the Sale and Servicing Agreement, the Servicer purchased the Issuer’s property (other than certain accounts and funds or investments therein) and the Issuer used the proceeds of the Optional Purchase and the amounts on deposit in its collection account to redeem the Notes on September 15, 2004. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Indenture, the Indenture Trustee released the lien of the Indenture and discharged the Indenture (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Indenture pursuant to the terms of the Indenture).

There are no prepayment or other penalties under the Indenture, Sale and Servicing Agreement or related documents in connection with the Optional Purchase and redemption of the Notes.

Item 2.01 Completion of Acquisition or Disposition of Assets

The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.

Item 8.01 Other Events.

Information relating to distributions to the Noteholders for the Collection Period preceding the date of this Report of the Issuer in respect of the Notes issued by AmSouth Auto Trust 2000-1 and the performance of the receivables held by the Issuer, together with certain other information relating to the Notes, is contained in a Monthly Servicing Report and a Monthly Noteholders Statement which are provided directly to the Indenture Trustee and indirectly provided to the Noteholders by the Indenture Trustee pursuant to the Sale and Servicing Agreement. The Monthly Noteholders Statement and Monthly Servicing Report for the Collection Period preceding the date of this Report are attached hereto and are incorporated herein by reference.

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The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description
99.1	Monthly Noteholders Statement for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.2	Monthly Servicing Report for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.3	Notice of Servicer dated August 2, 2004 that it has elected to exercise the option to purchase the Owner Trust Estate (other than specified property) on September 15, 2004

99.4	Notice of Redemption of the Notes on September 15, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 21, 2004	AMSOUTH AUTO TRUST 2000-1
By: AmSouth Bank, As Administrator

	By:	/s/ Brent A. Sloman
	Name:	Brent A. Sloman
	Title:	Vice President

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INDEX TO EXHIBITS

Exhibit No.	Document Description
99.1	Monthly Noteholders Statement for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.2	Monthly Servicing Report for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.3	Notice of Servicer dated August 2, 2004 that it has elected to exercise the option to purchase the Owner Trust Estate (other than specified property) on September 15, 2004

99.4	Notice of Redemption of the Notes on September 15, 2004

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